As filed with the Securities and Exchange Commission on August 15, 2007
Registration No. 333-31226

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

POST-EFFECTIVE AMENDMENT NO. 8
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
___________

Broadband HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware	6211	13-5674085
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
___________

250 Vesey Street
New York, New York 10281
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s
principal executive offices)
___________

Copies to:

Judith Witterschein, Esq.
Corporate Secretary
Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York 10281
(212) 449-1000
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

PROSPECTUS

1,000,000,000 Depositary Receipts
Broadband HOLDRS Trust

The Broadband HOLDRSSM Trust issues Depositary Receipts called Broadband HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market products and services which facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The Bank of New York is the trustee. You only may acquire, hold or transfer Broadband HOLDRS in a round-lot amount of 100 Broadband HOLDRS or round-lot multiples. Broadband HOLDRS are separate from the underlying deposited common stocks that are represented by the Broadband HOLDRS. For a list of the names and the number of shares of the companies that make up a Broadband HOLDR, see “Highlights of Broadband HOLDRS—The Broadband HOLDRS” starting on page 10. The Broadband HOLDRS trust will issue Broadband HOLDRS on a continuous basis.

Investing in Broadband HOLDRS involves significant risks. See “Risk Factors” starting on page 4.

Broadband HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Broadband HOLDRS are not interests in The Bank of New York, as trustee. Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Broadband HOLDRS are listed on the American Stock Exchange under the symbol “BDH.” On August 9, 2007 the last reported sale price of the Broadband HOLDRS on the American Stock Exchange was $14.83.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________

The date of this prospectus is August 14, 2007.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

___________________

This prospectus contains information you should consider when making your investment decision. With respect to information about Broadband HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Broadband HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Broadband HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes that may apply to ownership of the Broadband HOLDRS or of the underlying securities through an investment in the Broadband HOLDRS.

SUMMARY

The Broadband HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of March 22, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Broadband HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the broadband industry. Companies involved in the broadband industry develop, manufacture and market products and services which, among other things, facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Broadband HOLDRS is specified under “Highlights of Broadband HOLDRS—The Broadband HOLDRS.” This group of common stocks, and the securities of any company that may be added to the Broadband HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 17 companies included in the Broadband HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Broadband HOLDRS are separate from the underlying common stocks that are represented by the Broadband HOLDRS. On August 9, 2007 there were 5,197,800 Broadband HOLDRS outstanding.

RISK FACTORS

An investment in Broadband HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Broadband HOLDRS, including the risks associated with a concentrated investment in broadband companies.

General Risk Factors

•
Loss of investment. Because the value of Broadband HOLDRS directly relater to the value of the underlying securities, you may lose a substantial portion of your investment in the Broadband HOLDRS if the underlying securities decline in value.

•	Discount trading price. Broadband HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, a Broadband HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Broadband HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the broadband industry. At the time of the initial offering, the companies included in the Broadband HOLDRS were generally considered to be involved in various aspects of the broadband industry. However, the market price of the underlying securities and the Broadband HOLDRS may not necessarily follow the price movements of the entire broadband industry. If the underlying securities decline in value, your investment in the Broadband HOLDRS will decline in value, even if common stock prices of companies involved in the broadband industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Broadband HOLDRS may not be involved in the broadband industry. In this case, the Broadband HOLDRS may not consist of securities issued only by companies involved in the broadband industry.

•
Not necessarily comprised of solely broadband companies. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Broadband HOLDRS and that are not involved in the broadband industry may be included in the Broadband HOLDRS. The securities of a new company will only be distributed from the Broadband HOLDRS if the securities have a different Standard & Poor’s Corporation sector classification than any of the underlying issuers included in Broadband HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Broadband HOLDRS provides no assurance that each new company included in the Broadband HOLDRS will be involved in the broadband industry. Currently, the underlying securities included in the Broadband HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor’s GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Broadband HOLDRS yet not be involved in the broadband industry. In addition the GICS sector classifications of securities included in the Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Broadband HOLDRS, which may also result in the inclusion in the Broadband HOLDRS of the securities of a new company that is not involved in the broadband industry.

•
No investigation of underlying securities. The underlying securities initially included in the Broadband HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the broadband industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Broadband HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Broadband HOLDRS may not necessarily be a diversified investment in the broadband industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Broadband HOLDRS, may also reduce diversification. Broadband HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Broadband HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Broadband HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Broadband HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts. Trading in Broadband HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Broadband HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Broadband HOLDRS, you will not be able to trade Broadband HOLDRS and you will only be able to trade the underlying securities if you cancel your Broadband HOLDRS and receive each of the underlying securities.

•
Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Broadband HOLDRS. If the Broadband HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Broadband HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. There are currently 17 companies whose securities are included in the Broadband HOLDRS.

•
Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Broadband HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Broadband HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Broadband industry

•
The stock prices of companies involved in the broadband industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Broadband HOLDRS, and you could lose a substantial part of your investment. The trading prices of the common stocks of broadband companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

•	general market fluctuations;

•	actual or anticipated variations in companies’ quarterly operating results;

•	announcements of technological innovations or new services by competitors of the companies included in the Broadband HOLDRS;

•	announcements by broadband companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	failure to integrate or realize projected benefits from acquisitions;

•	unscheduled system downtime;

•	changes in government regulations;

•	fluctuations in quarterly and annual operating results; and

•	difficulty in obtaining additional financing.

In addition, the trading prices of broadband stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many broadband stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public’s perception of the prospects of broadband companies, generally, could depress the stock prices of a broadband company regardless of broadband companies results. The sharp decline in the market price of many broadband and broadband-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of broadband stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of broadband stocks.

As a result of fluctuations in the trading prices of the companies included in the Broadband HOLDRS, the trading price of Broadband HOLDRS has fluctuated significantly. The initial offering price of a Broadband HOLDR, on April 5, 2000, was $94.32 and during 2006, the price of a Broadband HOLDR reached a high of $20.70 and a low of $14.68.

▪
Reduced demand for broadband products and services, underutilization of broadband capacity and other factors could adversely impact the operating results of companies whose common stocks are included in

Broadband HOLDRS. During the 1990’s and continuing into 2000, the broadband industry enjoyed unprecedented growth, benefiting from the rapid expansion of the Internet and other computing and communications technologies. Recently, many of the companies whose common stocks are included in Broadband HOLDRS were adversely affected by the general economic slowdown and an abrupt decline in demand for many broadband products and services. This has had a significant negative impact on the market price of Broadband HOLDRS. There can be no assurance that these negative economic conditions will improve in the near term.

▪
The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by broadband companies. The Internet, cable and telecommunications markets which broadband companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, and changing customer demands. The success of many broadband companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many broadband companies. New product research and development may be costly and time-consuming. Many broadband companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

▪
Some of the companies involved in the broadband industry are also engaged in other lines of business unrelated to the broadband industry, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Broadband HOLDRS have lines of business that do not relate to the broadband industry and which may present additional risks not mentioned in this prospectus. The operating results of these broadband companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company’s possible success in the broadband industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

▪
Many broadband companies have developed new technologies and created new standards for the broadband industry and currently rely on a limited number of customers as purchasers of their products. Several broadband companies currently rely on a limited number of customers for their broadband products and services. If new customers do not adopt these technologies for their own systems, the operating results and financial condition of these broadband companies may be adversely affected. In addition, many broadband technologies are marketed to cable operators. The cable industry is undergoing significant consolidation, and a limited number of cable operators control a large percentage of the cable industry. Therefore, the number of new customers may be limited, and if the leading cable operators do not adopt a broadband company’s products and services, its operating results and financial conditions may be adversely affected.

▪
Many broadband companies rely on a single supplier or a limited number of suppliers for the components used in their products, and if quality components are not delivered by the suppliers on a timely basis, these companies will not be able to deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many broadband companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties supply or manufacturing could adversely affect many broadband companies ability to deliver their products and meet customer needs. There can be no assurance that broadband companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

▪
The broadband industry is very competitive, and a broadband company’s failure to establish a customer base which uses its technologies would adversely affect its operating results. Broadband access services can be based on several different technologies, and the competition among broadband companies to convince a provider to select its technology can be intense. The broadband market is new and rapidly evolving and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies which compete with, or make obsolete, the existing technologies. Many broadband companies face significant competition from other companies which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

▪
Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many broadband companies are active acquirers of other companies as part of their business plans. There can be no assurance that many broadband companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also no be no assurance that many broadband companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, broadband companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

▪
Many broadband companies are subject to telecommunications industry regulations, which could adversely affect the nature and extent of the services offered. Many aspects of the telecommunications industry are subject to regulation at the federal, state and local levels. The regulatory entities that have jurisdiction over many broadband companies business may adopt new or modified regulations or take other actions as a result of their own regulatory processes or as directed by other governmental bodies. There can be no assurances that changes in the regulatory environment will not adversely affect the nature and extent of the services offered.

▪
The international operations of many broadband companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many broadband companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

•	general economic, social and political conditions;

•	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

•	differing tax rates, tariffs, exchange controls or other similar restrictions;

•	currency fluctuations; and

•	changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

▪
Many broadband companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many broadband companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these broadband companies will be able to continue to attract and retain qualified personnel.

▪
Inability to adequately protect proprietary rights may harm the competitive positions of many broadband companies. Many broadband companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, broadband companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require broadband companies to enter into royalty or licensing agreements.

▪
Companies whose securities are included in the Broadband HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Broadband HOLDRS. Companies whose securities are included in Broadband HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Broadband HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the broadband industry.

HIGHLIGHTS OF BROADBAND HOLDRS

This discussion highlights information regarding Broadband HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Broadband HOLDRS.

Issuer	Broadband HOLDRS Trust.
The trust
The Broadband HOLDRS Trust was formed under the depositary trust agreement, dated as of March 22, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Broadband HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Trustee
The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Broadband HOLDRS representing the underlying securities issued by the Trust. The trustee holds the underlying securities on behalf of Broadband HOLDRS.

Purpose of Broadband HOLDRS	Broadband HOLDRS are designed to achieve the following:

Diversification. Broadband HOLDRS are designed to allow you to diversify your investment in the broadband business through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

Flexibility. The beneficial owners of Broadband HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Broadband HOLDRS, and can cancel their Broadband HOLDRS to receive each of the underlying securities represented by the Broadband HOLDRS.

Transaction costs. The expenses associated with buying and selling Broadband HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the broadband industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.” There are currently 17 companies included in the Broadband HOLDRS.

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.
The Broadband HOLDRS
The trust has issued, and may continue to issue, Broadband HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust. The Broadband HOLDRS themselves are separate from the underlying securities that are represented by the Broadband HOLDRS.

The following chart provides the

▪  names of the 17 issuers of the underlying securities currently represented by a Broadband HOLDR,

▪  stock ticker symbols,

▪  share amounts currently represented by a round-lot of 100 Broadband HOLDRS, and

▪  principal U.S. market on which the shares of common stock of the selected companies are traded.

			Primary
		Share	Trading
Name of Company	Ticker	Amounts	Market

Alcatel-Lucent	ALU	5.6608	NYSE
Applied Micro Circuits Corporation	AMCC	2	NASDAQ
Broadcom Corporation	BRCM	3	NASDAQ
Ciena Corporation	CIEN	0.2857	NASDAQ
Conexant Systems, Inc.	CNXT	2	NASDAQ
Corning, Inc.	GLW	9	NYSE
JDS Uniphase Corporation	JDSU	1.475	NASDAQ
LSI Logic Corp(1)(2)	LSI	1.7247	NYSE
Mindspeed Technologies	MSPD	0.6667	NASDAQ
Motorola, Inc.(3)	MOT	18	NYSE
Nortel Networks Corporation	NT	2.8	NYSE
PMC Sierra, Inc.	PMCS	1	NASDAQ
Qualcomm Incorporated	QCOM	16	NASDAQ
RF Micro Devices, Inc.	RFMD	2	NASDAQ
Skyworks Solutions, Inc.	SWKS	0.702	NASDAQ
Sycamore Networks, Inc.	SCMR	3	NASDAQ
Tellabs, Inc.	TLAB	4	NASDAQ

(1) Effective April 2, 2007, LSI Logic Corporation replaced Agere Systems Inc. as an underlying security of the Broadband HOLDRS Trust. As a result, effective April 3, 2007, creations of Broadband HOLDRS requires 1.72474520702 shares of LSI Logic Corporation (NYSE ticker “LSI”) per round lot of 100 Broadband HOLDRS.

(2) Effective April 6, 2007, LSI Logic Corporation (NYSE ticker “LSI”), an underlying constituent of the Semiconductor HOLDRS Trust, changed its name to LSI Corporation. The ticker and CUSIP remain the same.

(3) Effective March 30, 2007, the merger of Tut Systems (NASDAQ ticker “TUTS”) and Motorola Inc. (NYSE ticker “MOT”) became effective. As a result, Tut Systems is no longer an underlying constituent of the Broadband HOLDRS Trust effective April 11, 2007. For the 0.0326432 shares of Tut Systems per 100 shares round lot of Broadband HOLDRS, The Bank of New York will receive $0.03753.

The companies whose common stocks were included in the Broadband HOLDRS at the time Broadband HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies with U.S.-traded common stock involved in the broadband industry, as measured by market capitalization and trading volume on March 14, 2000. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Broadband HOLDRS in a round-lot of 100 Broadband HOLDRS and round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

The number of outstanding Broadband HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Broadband HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases
You may acquire Broadband HOLDRS in two ways:

▪  through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

▪  through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Broadband HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Broadband HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS. If you wish to cancel your Broadband HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Broadband HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees
The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Broadband HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Broadband HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Broadband HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Broadband HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Broadband HOLDRS represents your beneficial ownership of the underlying securities. Owners of Broadband HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Broadband HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Broadband HOLDRS and the right to surrender Broadband HOLDRS to receive the underlying securities. Broadband HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Broadband HOLDRS. However, due to the nature of Broadband HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Broadband HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Broadband HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Broadband HOLDRS would need to surrender their Broadband HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Broadband HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Broadband HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented in the Broadband HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Broadband HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Broadband HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Broadband HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement -Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, a Broadband HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Broadband HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Broadband HOLDRS are outstanding and each round-lot of 100 Broadband HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Broadband HOLDRS. If holders of 50,000 round-lots of 100 Broadband HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Broadband HOLDRS vote their underlying securities “no”, there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Broadband HOLDRS to you in the following four circumstances:

A.   If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

B.    If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

C.    If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Broadband HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Broadband HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

D.    If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Broadband HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Broadband HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Broadband HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined Standard & Poor’s GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Broadband HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Broadband HOLDRS or distributed to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as “GICS,” which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Broadband HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the

Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events
A.    The Broadband HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted.

B.    The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C.    Beneficial owners of at least 75% of outstanding Broadband HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Broadband HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of Broadband HOLDRS as directly owning the underlying securities. The Broadband HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing
The Broadband HOLDRS are listed on the American Stock Exchange under the symbol “BDH.” On August 9, 2007, the last reported sale price of the Broadband HOLDRS on the American Stock Exchange was $14.83.

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Broadband HOLDRS. Bid and ask prices, however, are quoted per single Broadband HOLDR.
Clearance and settlement
Broadband HOLDRS have been issued in book-entry form. Broadband HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures. For further information see “Description of Broadband HOLDRS.”

THE TRUST

General. This discussion highlights information about the Broadband HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Broadband HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Broadband HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of March 22, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Broadband HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Broadband HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Broadband HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF BROADBAND HOLDRS

The trust has issued Broadband HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.” The trust may issue additional Broadband HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Broadband HOLDRS in a round-lot of 100 Broadband HOLDRS and round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Broadband HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

Broadband HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Broadband HOLDRS—The Broadband HOLDRS.”

Beneficial owners of Broadband HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Broadband HOLDRS to receive the underlying securities. See “Description of the Depositary Trust Agreement.” Broadband HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Broadband HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Broadband HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Broadband HOLDRS. Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Broadband HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Broadband HOLDRS are available only in book-entry form. Owners of Broadband HOLDRS hold their Broadband HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the broadband industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the broadband business as measured by market capitalization and trading volume.

The Broadband HOLDRS may no longer consist exclusively of securities issued by companies involved in the broadband industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the broadband business and will undertake to make adequate disclosure when necessary.

Underlying securities. For a list of the underlying securities represented by Broadband HOLDRS, please refer to “Highlights of Broadband HOLDRS—The Broadband HOLDRS.” If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Broadband HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See “Risk Factors” and “Where You Can Find More Information.” Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the 17 underlying securities currently represented by a single Broadband HOLDR, measured at the close of the business day on November 10, 1999 and thereafter as of the end of each month through August 9, 2007. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1998	Price	1999	Price	2000	Price	2001	Price
November 10	11.91	January 29	16.49	January 31	62.52	January 31	47.02
November 30	12.78	February 26	15.98	February 29	78.83	February 28	25.95
December 31	13.79	March 31	18.03	March 31	79.27	March 30	21.00
		April 30	20.31	April 28	66.66	April 30	23.44
		May 28	21.32	May 31	58.66	May 31	21.18
		June 30	26.22	June 30	71.83	June 29	18.46
		July 30	26.51	July 31	73.84	July 31	18.08
		August 31	27.44	August 31	82.70	August 31	15.47
		September 30	28.39	September 29	69.23	September 28	12.14
		October 29	35.93	October 31	57.03	October 31	13.69
		November 30	45.26	November 30	43.98	November 29	16.11
		December 31	64.24	December 29	41.80	December 31	14.49

2002	Price	2003	Price	2004	Price	2005	Price
January 31	13.27	January 31	7.23	January 30	14.78	January 31	13.31
February 28	10.44	February 28	7.04	February 27	15.29	February 28	12.90
March 28	11.31	March 31	7.09	March 31	14.39	March 31	12.67
April 30	9.95	April 30	7.09	April 30	13.13	April 29	12.49
May 31	9.17	May 30	8.15	May 28	14.06	May 31	13.65
June 28	7.34	June 30	8.34	June 30	14.87	June 30	13.28
July 31	6.35	July 31	8.56	July 30	13.12	July 29	15.39
August 30	6.40	August 29	9.61	August 31	13.19	August 31	15.70
September 30	5.38	September 30	10.20	September 30	13.69	September 30	16.85
October 31	6.45	October 31	11.49	October 29	14.13	October 31	15.82
November 29	8.43	November 28	11.55	November 30	14.81	November 30	17.25
December 31	6.84	December 31	12.03	December 31	14.90	December 30	16.60

2006	Price	2007	Price
January 31	18.61	January 31	15.32
February 28	18.27	February 28	15.67
March 31	19.75	March 30	15.70
April 28	19.31	April 30	15.99
May 31	17.37	May 31	16.16
June 30	16.04	June 29	16.09
July 31	14.61	July 31	15.50
August 31	15.75	August 9	14.82
September 29	16.14
October 31	15.42
November 30	15.57
December 29	15.33

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General. The depositary trust agreement, dated as of March 22, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Broadband HOLDRS, provides that Broadband HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

The trustee. The Bank of New York serves as trustee for the Broadband HOLDRS. The Bank of New York, which was founded in 1784, was New York’s first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

Issuance, transfer and surrender of Broadband HOLDRS. You may create and cancel Broadband HOLDRS only in round-lots of 100 Broadband HOLDRS. You may create Broadband HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS. Similarly, you must surrender Broadband HOLDRS in integral multiples of 100 Broadband HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Broadband HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee’s normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Broadband HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Broadband HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Broadband HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Broadband HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Broadband HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Broadband HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Broadband HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Broadband HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than the underlying securities represented in the Broadband HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Broadband HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Broadband HOLDRS will be distributed from the Broadband HOLDRS to you.

Standard & Poor’s sector classifications. Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Broadband HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the

Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities. You may surrender your Broadband HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Broadband HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Broadband HOLDRS.

Further issuances of Broadband HOLDRS. The depositary trust agreement provides for further issuances of Broadband HOLDRS on a continuous basis without your consent.

Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Broadband HOLDRS will surrender their Broadband HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Broadband HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Broadband HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Broadband HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Broadband HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Broadband HOLDRS.

Issuance and cancellation fees. If you wish to create Broadband HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS. If you wish to cancel your Broadband HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions. If you choose to create Broadband HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

Governing law. The depositary trust agreement and the Broadband HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Broadband HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Broadband HOLDRS for:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a “U.S. Receipt Holder”); and

•
any individual, corporation, estate or trust that is neither a U.S. Receipt Holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes (a “non-U.S. Receipt Holder”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Broadband HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Broadband HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. Receipt Holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Broadband HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Broadband HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this discussion does not address Internet Architecture HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Broadband HOLDRS

A U.S. Receipt Holder purchasing and owning Broadband HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Broadband HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a U.S. Receipt Holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. Receipt Holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Broadband HOLDRS by U.S. Receipt Holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010. Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.” In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. Receipt Holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. Receipt Holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. Receipt Holder who leverages its investment in Broadband HOLDRS. U.S. Receipt Holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. Receipt Holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Broadband HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a U.S. Receipt Holder sells Internet Architecture HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A U.S. Receipt Holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Broadband HOLDRS for cash in the secondary market, a U.S. Receipt Holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Broadband HOLDRS. Similarly, with respect to sales of Broadband HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Broadband HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Broadband HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The U.S. Receipt Holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The U.S. Receipt Holder’s holding period with respect to the distributed securities will include the period that the U.S. Receipt Holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a U.S. Receipt Holder includes this fee in its tax basis in the underlying securities. A U.S. Receipt Holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Broadband HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. Receipt Holder’s investment in the underlying securities and may be deductible. If a U.S. Receipt Holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

As discussed above, dividends received by certain U.S. Receipt Holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the American Stock Exchange), and

•	a corporation that is incorporated in a possession of the United States but will not include a passive foreign investment company (as defined below),

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. Receipt Holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipts holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. Receipt Holder’s U.S. federal income tax liability. The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute “passive income” or, in the case of some U.S. Receipt Holders, “financial services income” for taxable years beginning before January 1, 2007. For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, “passive category income” and “general category income.” In addition, dividends distributed by a foreign issuer that constitute “financial services income” with respect to a U.S. Receipt Holder generally will be treated as constituting “general category income.” For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. Receipt Holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. Receipt Holder has other foreign-source income. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. Receipt Holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, U.S. Receipt Holders of Broadband HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the U.S. Receipt Holders of Broadband HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the U.S. Receipt Holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. Receipt Holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Broadband HOLDRS or of the underlying securities or upon the receipt of “excess distributions.” To avoid the interest charge provisions described in the preceding sentence, a U.S. Receipt Holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. Receipt Holders

A non-U.S. Receipt Holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. Receipt Holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder, then those dividends will be exempt from withholding tax, provided the non-U.S. Receipt Holder complies with applicable certification and disclosure requirements.

A non-U.S. Receipt Holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. Receipt Holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. Receipt Holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non-U.S. Receipt Holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. Receipt Holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service (the “IRS”).

A non-U.S. Receipt Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Broadband HOLDRS or of the underlying securities unless:

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder,

•
in the case of any gain realized by an individual non-U.S. Receipt Holder, the non-U.S. Receipt Holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. Receipt Holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. Receipt Holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

Effectively connected gains or gains attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. Receipt Holder, also be subject to the branch profits tax. We recommend that non-U.S. Receipt Holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Internet Architecture HOLDRS (or the underlying securities). If you are a non-corporate U.S. Receipt Holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. Receipt Holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. Receipt Holders will be reported on IRS Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. Receipt Holder’s or an issuer’s particular facts and circumstances. We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Broadband HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Broadband HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Broadband HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Broadband HOLDRS. The trust delivered the initial distribution of Broadband HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Broadband HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Broadband HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Broadband HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Broadband HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Broadband HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Broadband HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Broadband HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC’s public reference rooms in Washington, D.C. Please call the SEC AT 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect tot their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Broadband HOLDRS. This prospectus relates only to Broadband HOLDRS and doe not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Broadband HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Broadband HOLDRS, have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 2002, 2003, 2004, 2005 and 2006, through August 9, 2007. The historical prices of the underlying securities should not be taken as an indication of future performance.

ALCATEL-LUCENT (ALU)1

Alcatel-Lucent provides solutions that enable service providers, enterprises, and governments to deliver voice, data, and video communication services to end-users worldwide. The company operates in three segments: Carrier, Enterprise, and Services. The Carrier segment comprises the Wireline, Wireless, and Convergence business groups. The Wireline group offers core networks access networks facilitating the delivery of voice, data, and video services. The Wireless group serves the needs of wireless carriers and provides a range of mobile communications, as well as nascent technologies. The Convergence Business group offers a product portfolio, which supports voice, multimedia, entertainment, and converged services. The Enterprise segment develops secure and end-to-end business critical communications products and IP networking products. The Services segment provides network integration and other professional services, network operations services, and maintenance services. American depositary receipts evidencing American depositary shares of Alcatel are traded on the New York Stock Exchange. Shares of Alcatel also trade on the Paris, Amsterdam, Basel, Brussels, Frankfurt, Geneva, Tokyo and Zurich Stock Exchanges, as well as through the European Association of Securities Dealers Automated Quotation System.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	6.52	January	1.86	January	4.48	January	3.26	January	2.64	January	13.00
February	5.56	February	1.64	February	4.19	February	3.07	February	2.80	February	12.81
March	4.73	March	1.47	March	4.11	March	2.75	March	3.05	March	11.82
April	4.60	April	1.80	April	3.37	April	2.43	April	2.79	April	13.25
May	4.65	May	2.21	May	3.57	May	2.81	May	2.55	May	13.72
June	1.66	June	2.03	June	3.78	June	2.91	June	2.42	June	14.00
July	1.75	July	1.75	July	3.05	July	2.93	July	2.13	July	11.60
August	1.73	August	1.89	August	3.13	August	3.08	August	2.33
September	0.76	September	2.16	September	3.17	September	3.25	September	2.34
October	1.23	October	3.20	October	3.55	October	2.85	October	2.43
November	1.77	November	3.20	November	3.93	November	2.79	November	2.55
December	1.26	December	2.84	December	3.76	December	2.66	December	14.22

The closing price on August 9, 2007 was $11.42.

1 Effective December 1, 2006, as a result of the merger of Lucent Technologies Inc. (NYSE ticker “LU”), an underlying constituent of the Broadband HOLDRS Trust, and Alcatel S.A. (NYSE ticker “ALA”), Alcatel S.A changed its name to Alcatel-Lucent (NYSE ticker “ALU”) and replaced Lucent Technologies Inc. as an underlying security of the Broadband HOLDRS Trust. The closing prices prior to December 1, 2006 are those of Lucent Technologies Inc.

APPLIED MICRO CIRCUITS CORPORATION (AMCC)

Applied Micro Circuits Corporation provides semiconductors and printed circuit board assemblies for the communications and storage markets. It designs, develops, markets, and supports integrated circuit products, embedded processors, and storage components for processing, transporting, and storing of information. It also sells automated test equipment, and military and computing products. The company markets its products through a network of independent manufacturers' representatives and distributors in North America, Europe, Israel, and Asia.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	10.17	January	3.62	January	7.31	January	3.31	January	3.29	January	3.44
February	7.69	February	3.49	February	6.47	February	3.45	February	3.61	February	3.88
March	8.00	March	3.26	March	5.71	March	3.28	March	4.07	March	3.65
April	6.75	April	4.47	April	4.45	April	2.67	April	3.67	April	2.81
May	6.15	May	5.03	May	5.39	May	2.86	May	2.94	May	2.81
June	4.73	June	6.04	June	5.32	June	2.56	June	2.73	June	2.50
July	4.61	July	5.73	July	3.60	July	3.01	July	2.58	July	2.92
August	3.85	August	5.82	August	3.35	August	2.75	August	2.73
September	2.86	September	4.86	September	3.13	September	3.00	September	2.88
October	3.90	October	5.82	October	3.64	October	2.44	October	3.05
November	4.56	November	6.49	November	3.68	November	2.64	November	3.47
December	3.69	December	5.97	December	4.21	December	2.57	December	3.56

The closing price on August 9, 2007 was $2.91.

BROADCOM CORPORATION (BRCM)

Broadcom Corporation designs, develops, and supplies semiconductors for wired and wireless communications markets. Its products enable the delivery of voice, video, data, and multimedia to and throughout the home, the office, and the mobile environment. The company provides a portfolio of system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. The company markets and sells its products in the United States through a direct sales force, distributors, and manufacturers' representatives. It also sells its products through regional offices, and through a network of independent distributors and representatives internationally.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	28.31	January	9.03	January	27.06	January	21.22	January	45.47	January	31.92
February	20.43	February	9.65	February	26.93	February	21.50	February	45.10	February	34.09
March	23.93	March	8.23	March	26.01	March	19.95	March	43.16	March	32.07
April	23.00	April	11.93	April	25.22	April	19.93	April	41.11	April	32.55
May	15.03	May	16.34	May	28.23	May	23.69	May	33.79	May	30.56
June	11.69	June	16.61	June	31.07	June	23.69	June	30.33	June	29.25
July	12.51	July	13.51	July	23.57	July	28.51	July	23.96	July	32.81
August	10.99	August	18.18	August	18.09	August	29.00	August	29.39
September	7.12	September	17.77	September	18.19	September	31.28	September	30.34
October	7.99	October	21.29	October	18.03	October	28.28	October	30.27
November	13.03	November	24.26	November	21.68	November	31.01	November	32.83
December	10.04	December	22.68	December	21.52	December	31.43	December	32.31

The closing price on August 9, 2007 was $35.84.

CIENA CORPORATION (CIEN)

Ciena Corporation supplies communications networking equipment, software, and to telecommunications service providers, cable operators, governments, and enterprises worldwide. Its product portfolio includes optical networking products, broadband networking products, data networking products, and network and services management software. The company offers integrated network and service management software products across its product lines. Its ON-Center Network and Service Management suite enables network automation, management, and operation. The company also offers various consulting and support services, including network design, management, and tuning; product installation, testing, and commissioning; program management for end-to-end communications network projects; and maintenance and support management services. The company sells its communications networking equipment, software, and services through its direct sales efforts, as well as through channel relationships. It operates in North America, Europe, Latin America, and the Asia Pacific region.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	88.90	January	40.60	January	50.75	January	17.85	January	28.00	January	28.09
February	54.32	February	37.94	February	40.11	February	13.86	February	28.14	February	31.47
March	63.00	March	30.59	March	34.79	March	12.04	March	36.47	March	27.95
April	52.43	April	34.16	April	28.91	April	16.10	April	28.63	April	29.16
May	39.62	May	40.25	May	25.13	May	15.54	May	30.10	May	34.32
June	29.33	June	36.19	June	25.90	June	14.63	June	33.67	June	36.13
July	28.21	July	40.32	July	19.74	July	15.68	July	25.41	July	36.53
August	28.35	August	45.50	August	12.74	August	15.75	August	27.65
September	20.79	September	41.02	September	13.86	September	18.48	September	27.25
October	25.76	October	44.87	October	17.29	October	16.59	October	23.51
November	46.55	November	49.56	November	17.85	November	20.93	November	25.14
December	35.98	December	45.92	December	23.38	December	20.79	December	27.71

The closing price on August 9, 2007 was $38.14.

CONEXANT SYSTEMS, INC. (CNXT)

Conexant Systems, Inc. designs, develops, and sells semiconductor system solutions for broadband communications worldwide. It offers semiconductor devices, software, and reference designs for use in broadband communications applications that enable high-speed transmission, processing, and distribution of audio, video, voice, and data to homes and business enterprises. The company sells its semiconductor products and system solutions directly to original equipment manufacturers of communication electronics products; indirectly through electronic components distributors; and to third-party electronic manufacturing service providers. It operates in North America, South America, Europe, Africa, the Asia-Pacific region, and the Middle East.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	13.04	January	1.21	January	6.66	January	1.64	January	3.36	January	1.87
February	10.24	February	1.41	February	7.35	February	1.80	February	2.98	February	1.99
March	12.05	March	1.49	March	6.13	March	1.50	March	3.45	March	1.65
April	10.20	April	1.82	April	4.39	April	1.12	April	3.54	April	1.55
May	7.15	May	3.88	May	4.72	May	1.43	May	2.93	May	1.29
June	1.62	June	4.19	June	4.33	June	1.61	June	2.50	June	1.38
July	2.03	July	4.91	July	1.59	July	1.91	July	1.79	July	1.31
August	1.48	August	5.48	August	1.49	August	1.72	August	2.05
September	1.11	September	5.66	September	1.60	September	1.79	September	2.00
October	1.23	October	5.84	October	1.73	October	1.94	October	1.93
November	2.28	November	5.12	November	1.99	November	2.47	November	2.15
December	1.61	December	4.97	December	1.99	December	2.26	December	2.04

The closing price on August 9, 2007 was $1.27.

CORNING, INC. (GLW)

Corning, Incorporated is a technology-based company that develops and markets telecommunications and other specialized products. Corning operates in four business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for matrix liquid crystal displays (LCDs), which are used in computer monitors and LCD televisions. The Telecommunications segment produces optical fiber and cable, as well as hardware and equipment for the worldwide telecommunications industry. The Environmental Technologies segment offers ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications. The Life Sciences Technologies segment offers laboratory products, which include microplate products, coated slides and filter plates for genomics sample preparation.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	7.97	January	4.08	January	12.92	January	10.94	January	24.35	January	20.84
February	6.73	February	4.92	February	12.55	February	11.47	February	24.41	February	20.63
March	7.62	March	5.84	March	11.18	March	11.13	March	26.92	March	22.74
April	6.69	April	5.42	April	11.03	April	13.75	April	27.63	April	23.72
May	4.80	May	7.31	May	12.39	May	15.68	May	24.25	May	25.00
June	3.55	June	7.39	June	13.06	June	16.62	June	24.19	June	25.55
July	1.60	July	8.14	July	12.36	July	19.05	July	19.07	July	23.84
August	2.00	August	8.25	August	10.12	August	19.96	August	22.23
September	1.60	September	9.42	September	11.08	September	19.33	September	24.41
October	1.87	October	10.98	October	11.45	October	20.09	October	20.43
November	4.43	November	11.47	November	12.58	November	20.25	November	21.56
December	3.31	December	10.43	December	11.77	December	19.66	December	18.71

The closing price on August 9, 2007 was $23.59.

JDS UNIPHASE CORPORATION (JDSU)

JDS Uniphase Corporation provides communications test and measurement solutions, and optical products. The company operates in three segments: Optical Communications, Communications Test and Measurement, and Advanced Optical Technologies. The Optical Communications segment provides components, modules, and subsystems used by communications equipment providers for telecommunications, data communications, and cable television networks. The Communications Test and Measurement segment provides a portfolio of equipment, systems, and services used to enable the design, deployment, and maintenance of communication equipment and networks. The Advanced Optical Technologies segment provides coated optics document authentication, brand protection, and product differentiation solutions for a range of public and private sector markets. The company markets its products primarily to service and cable providers, network equipment manufacturers, original equipment manufacturers, distributors, and strategic partners in North America, Europe, and Asia-Pacific.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	56.00	January	21.60	January	40.80	January	17.20	January	24.96	January	17.78
February	38.80	February	22.96	February	38.64	February	15.28	February	24.32	February	16.21
March	47.12	March	22.80	March	32.56	March	13.36	March	33.36	March	15.23
April	34.72	April	25.84	April	24.24	April	11.84	April	27.92	April	16.48
May	28.08	May	30.24	May	26.96	May	12.24	May	24.24	May	13.10
June	21.36	June	28.00	June	30.32	June	12.16	June	20.24	June	13.43
July	20.24	July	24.08	July	27.60	July	12.08	July	17.12	July	14.33
August	21.52	August	27.60	August	24.88	August	12.64	August	18.16
September	15.52	September	28.80	September	26.96	September	17.76	September	17.52
October	18.00	October	28.24	October	25.36	October	16.80	October	14.53
November	27.28	November	27.52	November	25.36	November	20.56	November	18.48
December	19.76	December	29.12	December	25.36	December	18.88	December	16.66

The closing price on August 9, 2007 was $14.88.

LSI CORP (LSI)2

LSI Corporation designs, develops, and markets semiconductors and storage systems. The company’s Semiconductor segment provides standard products and custom solutions to customers in the storage and consumer markets. The company’s Storage Systems segment provides storage systems, sub-assemblies, and storage management software that operate within open operating systems. The company also offers direct-attach RAID solutions, such as integrated RAID in its storage IC and adapter products; software-based RAID products; and MegaRAID products that encompass integrated single-chip RAID on motherboard solutions, and PCI and PCI Express RAID controller boards. LSI sells its products to original equipment manufacturers through direct sales force and channel customers worldwide.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	51.20	January	17.70	January	38.50	January	14.40	January	12.41	January	20.14
February	40.00	February	16.10	February	38.80	February	16.40	February	13.43	February	21.91
March	38.90	March	16.00	March	32.10	March	14.30	March	15.04	March	22.62
April	42.40	April	17.90	April	22.60	April	11.70	April	15.72	April	8.50
May	31.20	May	24.40	May	25.40	May	13.60	May	14.91	May	8.68
June	14.00	June	23.30	June	23.00	June	12.00	June	14.70	June	7.51
July	19.00	July	28.10	July	12.40	July	11.19	July	14.56	July	7.20
August	15.90	August	30.20	August	12.10	August	11.32	August	15.24
September	11.00	September	30.70	September	10.50	September	10.41	September	14.93
October	8.70	October	34.80	October	12.10	October	10.40	October	16.98
November	13.80	November	35.40	November	13.70	November	13.18	November	17.92
December	14.40	December	30.50	December	13.70	December	12.90	December	19.17

The closing price on August 9, 2007 was $6.22.

2 The merger of Agere Systems Inc. (NYSE ticker “AGR”) and LSI Logic Corporation (NYSE ticker “LSI”) became effective April 2, 2007. As a result, LSI Logic Corporation replaced Agere Systems Inc. as an underlying security of the Broadband HOLDRS trust. The closing prices prior to April 2, 2007 reflect those of Agere Systems Inc.

MINDSPEED TECHNOLOGIES, INC. (MSPD)

Mindspeed Technologies, Inc. designs and develops semiconductor networking solutions for communications applications in enterprise, access, metropolitan, and wide-area networks. Its offers analog transmission devices that include laser drivers, transimpedance amplifiers, post amplifiers, clock and data recovery circuits, serializers/deserializers, video reclockers, cable drivers, and line equalizers; and switching products, such as crosspoint switches capable of switching traffic within network switching equipment. The company sells its products directly to network infrastructure original equipment manufacturers; and indirectly through electronic component distributors and third-party electronic manufacturing service providers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	*	January	*	January	9.65	January	2.33	January	3.17	January	1.98
February	*	February	*	February	8.88	February	2.82	February	3.72	February	2.43
March	*	March	*	March	6.53	March	2.23	March	3.98	March	2.17
April	*	April	*	April	5.14	April	1.36	April	3.48	April	2.25
May	*	May	*	May	5.17	May	1.43	May	2.87	May	2.18
June	*	June	2.70	June	4.96	June	1.22	June	2.41	June	2.21
July	*	July	3.20	July	3.23	July	1.43	July	1.79	July	1.82
August	*	August	3.52	August	3.03	August	1.80	August	1.91
September	*	September	5.39	September	2.00	September	2.41	September	1.73
October	*	October	5.12	October	2.37	October	1.78	October	1.75
November	*	November	6.69	November	2.50	November	1.84	November	1.70
December	*	December	6.85	December	2.78	December	2.35	December	1.91

The closing price on August 9, 2007 was $1.68.

MOTOROLA, INC. (MOT)

Motorola, Inc. provides wireless and broadband communication products worldwide. It operates through three segments: Mobile Devices, Home and Networks Mobility, and Enterprise Mobility Solutions. The Mobile Devices segment designs, manufactures, sells, and services wireless handsets with integrated software and accessory products, as well as licenses intellectual property. The Home and Networks Mobility segment designs, manufactures, sells, and services end-to-end digital video system solutions and interactive set-top boxes; voice and data modems for digital subscriber line and cable networks; and wireline and wireless broadband access systems, including cellular infrastructure systems to cable and satellite television operators, wireline carriers, and wireless service providers. The Enterprise Mobility Solutions segment designs, manufactures, sells, installs, and services analog and digital two-way radio, voice and data communications products, and systems for private networks, wireless broadband systems, and end-to-end enterprise mobility solutions to a range of public safety, government, utility, transportation, retail, and other worldwide enterprise markets. The company offers its products through direct sales, distributors, dealers, retailers, licensees, and agents.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	13.31	January	7.98	January	16.58	January	15.74	January	22.71	January	19.85
February	13.00	February	8.42	February	18.45	February	15.66	February	21.40	February	18.52
March	14.20	March	8.26	March	17.60	March	14.97	March	22.91	March	17.67
April	15.40	April	7.91	April	18.25	April	15.34	April	21.35	April	17.33
May	15.99	May	8.52	May	19.77	May	17.37	May	21.09	May	18.19
June	14.59	June	9.43	June	18.25	June	18.26	June	20.15	June	17.70
July	11.60	July	9.04	July	15.93	July	21.18	July	22.76	July	16.99
August	12.00	August	10.73	August	16.15	August	21.88	August	23.38
September	10.18	September	11.95	September	18.04	September	22.03	September	25.00
October	9.17	October	13.53	October	17.26	October	22.16	October	23.06
November	11.24	November	14.04	November	19.26	November	24.09	November	22.17
December	8.65	December	14.00	December	17.20	December	22.59	December	20.56

The closing price on August 9, 2007 was $16.81.

NORTEL NETWORKS CORPORATION (NT)

Nortel Networks Corporation engages in the design, development, assembly, marketing, sale, licensing, installation, servicing, and support of networking solutions worldwide. It operates in four segments: Mobility and Converged Core Networks (MCCN), Enterprise Solutions (ES), Metro Ethernet Networks (MEN), and Global Services (GS). The MCCN segment provides cellular telephones, personal digital assistants, and other wireless computing and communications devices. It also offers circuit- and packet-based voice switching products to local and long distance telephone companies, wireless service providers, cable operators, and other service providers; and voice over packet products, such as softswitches, media gateways, and international gateways; multimedia communication servers; SIP-based application servers; IMS products; optical products; WAN switches; and digital, circuit-based telephone switches. The ES segment offers enterprise solutions for businesses in healthcare and financial service providers, retailers, manufacturers, utilities, educational institutions, and government agencies. The MEN segment provides carrier ethernet switching, optical networking, and multiservice switching products. The GS segment offers network implementation services, including network integration, planning, installation, optimization, and security services; network support services, such as technical support, hardware maintenance, equipment spares logistics, and on-site engineers; network managed services, including services related to the monitoring and management of customer networks, and providing network managed service options; and network application services, such as applications development, integration, and Web services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	72.40	January	23.70	January	78.20	January	32.50	January	30.00	January	26.77
February	50.70	February	21.50	February	79.70	February	26.80	February	28.60	February	29.98
March	44.90	March	20.80	March	59.40	March	27.30	March	30.50	March	24.05
April	34.00	April	25.80	April	37.40	April	24.90	April	26.60	April	22.88
May	22.10	May	31.40	May	38.30	May	25.90	May	23.80	May	26.08
June	14.50	June	27.00	June	49.90	June	26.10	June	22.40	June	24.05
July	9.70	July	29.50	July	36.60	July	26.30	July	19.60	July	21.64
August	10.50	August	32.40	August	37.60	August	30.40	August	20.90
September	5.40	September	41.00	September	34.00	September	32.60	September	23.00
October	12.30	October	44.40	October	33.90	October	32.50	October	22.30
November	19.40	November	45.10	November	34.70	November	29.00	November	21.50
December	16.10	December	42.30	December	34.70	December	30.60	December	26.73

The closing price on August 9, 2007 was $19.27.

PMC-SIERRA, INC. (PMCS)

PMC-Sierra, Inc. designs, develops, markets, and supports communications semiconductors, storage semiconductors, and microprocessors for the communications service provider, storage, and enterprise markets. The company also offers traffic managers that organize, schedule, and queue cells and packets into and out of switches, as well as switch fabrics, which interconnect the wires and fibers enabling the data to be routed to its intended destination; microprocessors, which perform high-speed computations that help to identify and control the flow of signals and data in various types of network equipment used in the communications, enterprise, and consumer markets; serializers/deserializers that convert networking traffic between slower speed parallel streams and higher speed serial streams; and system-on-a-chip that includes integrated I/Os, microprocessors, memory, system bus, and physical layer functions on one monolithic semiconductor device. PMC-Sierra sells its products to end customers directly, as well as through distributors and independent manufacturers' representatives in the United States and internationally.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	23.87	January	5.50	January	21.85	January	10.27	January	9.46	January	6.30
February	14.61	February	5.66	February	19.90	February	9.95	February	10.21	February	6.75
March	16.28	March	5.95	March	16.97	March	8.80	March	12.29	March	7.01
April	15.56	April	8.26	April	12.14	April	8.06	April	12.43	April	7.73
May	14.22	May	10.86	May	14.10	May	8.77	May	9.64	May	7.71
June	9.27	June	11.73	June	14.35	June	9.33	June	9.40	June	7.73
July	9.55	July	12.27	July	11.88	July	9.84	July	5.11	July	7.62
August	7.01	August	14.25	August	9.34	August	8.47	August	6.86
September	3.88	September	13.19	September	8.81	September	8.81	September	5.94
October	4.87	October	18.17	October	10.26	October	7.10	October	6.63
November	8.17	November	20.36	November	11.04	November	7.87	November	7.61
December	5.56	December	20.10	December	11.25	December	7.71	December	6.71

The closing price on August 9, 2007 was $7.91.

QUALCOMM INCORPORATED (QCOM)

QUALCOMM Incorporated engages in the design, development, manufacture, and marketing of digital wireless telecommunications products and services based on its Code Division Multiple Access (CDMA) technology. It develops and supplies CDMA-based integrated circuits and system software for wireless voice and data communications, multimedia functions, and global positioning system products to wireless device and infrastructure manufacturers. The company also manufactures and sells products based upon Orthogonal Frequency Division Multiplexing Access technology, FLASH-OFDM. The company markets its products through direct sales force, partnerships, and distributors worldwide.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	44.05	January	37.66	January	58.61	January	37.24	January	47.96	January	37.66
February	33.25	February	34.58	February	63.09	February	36.05	February	47.16	February	40.30
March	37.64	March	37.50	March	66.29	March	36.63	March	50.61	March	42.66
April	30.16	April	31.88	April	62.46	April	34.89	April	51.34	April	43.80
May	31.64	May	33.55	May	67.07	May	37.27	May	45.21	May	42.95
June	27.49	June	36.03	June	36.05	June	33.01	June	40.07	June	43.39
July	27.48	July	37.48	July	34.19	July	39.48	July	35.26	July	41.65
August	27.71	August	41.33	August	38.05	August	39.71	August	37.67
September	27.62	September	41.67	September	39.04	September	44.75	September	36.35
October	34.52	October	47.49	October	41.60	October	39.76	October	36.39
November	41.22	November	44.55	November	41.62	November	45.47	November	36.59
December	36.39	December	53.93	December	42.40	December	43.08	December	37.79

The closing price on August 9, 2007 was $38.22.

RF MICRO DEVICES, INC. (RFMD)

RF Micro Devices, Inc. designs, develops, manufactures, and markets radio frequency (RF) components and system solutions for mobile communications worldwide. It offers power amplifiers, transmit modules, cellular transceivers and transceiver modules, and system-on-chip solutions that enable mobility and provide connectivity, and support advanced functionality in mobile devices, cellular base stations, wireless local area networks and global positioning systems. The company sells its products to original equipment manufacturers and original design manufacturers through a network of sales representative firms and distributors.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	18.31	January	5.62	January	9.49	January	5.47	January	7.28	January	7.72
February	15.64	February	6.54	February	9.23	February	5.50	February	6.73	February	7.98
March	17.90	March	6.00	March	8.46	March	5.22	March	8.65	March	6.23
April	17.40	April	4.72	April	7.36	April	3.92	April	9.30	April	6.25
May	16.41	May	5.64	May	7.97	May	4.65	May	7.25	May	6.53
June	7.62	June	5.90	June	7.50	June	5.41	June	5.97	June	6.24
July	6.66	July	7.37	July	5.92	July	6.09	July	6.15	July	6.94
August	6.69	August	8.83	August	5.12	August	6.55	August	6.62
September	6.00	September	9.24	September	6.34	September	5.65	September	7.58
October	8.48	October	11.69	October	6.51	October	5.24	October	7.30
November	12.19	November	11.71	November	6.96	November	5.68	November	7.70
December	7.33	December	10.06	December	6.84	December	5.41	December	6.79

The closing price on August 9, 2007 was $6.01.

SKYWORKS SOLUTIONS, INC. (SWKS)

Skyworks Solutions, Inc. offers analog and mixed signal semiconductors that enable mobile connectivity worldwide. It provides mobile platform products, such as power amplifiers, front-end modules, and direct conversion transceivers for multimedia handsets. The company also offers linear products, such as amplifiers, attenuators, chip capacitors, diodes, directional couplers/detectors, hybrids, infrastructure radio frequency subsystems, mixers/demodulators, modulators, power dividers/combiners, phase shifters, receivers, switches, synthesizers/phase-locked loops, and technical ceramics. These products support automotive, broadband, cellular infrastructure, industrial, and medical applications.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	21.06	January	6.96	January	10.61	January	7.59	January	5.28	January	6.57
February	15.41	February	6.98	February	11.27	February	7.26	February	5.26	February	6.60
March	15.25	March	6.23	March	11.67	March	6.35	March	6.78	March	5.75
April	12.25	April	5.35	April	8.55	April	5.22	April	7.14	April	6.89
May	10.19	May	7.48	May	8.94	May	6.33	May	5.66	May	7.09
June	5.55	June	6.77	June	8.73	June	7.37	June	5.51	June	7.35
July	2.90	July	8.50	July	8.38	July	7.33	July	4.39	July	7.92
August	4.20	August	11.36	August	8.33	August	7.58	August	4.63
September	4.53	September	9.10	September	9.48	September	7.02	September	5.19
October	7.10	October	8.58	October	8.89	October	5.36	October	6.63
November	12.05	November	8.78	November	9.93	November	5.39	November	7.24
December	8.62	December	8.70	December	9.43	December	5.09	December	7.08

The closing price on August 9, 2007 was $6.93.

SYCAMORE NETWORKS, INC. (SCMR)

Sycamore Networks, Inc. engages in developing and marketing optical networking products for telecommunications service providers worldwide. The company's products enable telecommunications service providers to transition their existing fiber optic network into a network infrastructure that manages and delivers high-bandwidth services to customers. The company also provides engineering, furnishing, installation, and testing services, as well as customer support and maintenance services. It serves domestic and international wire line and wireless network service providers, and government entities with private fiber networks.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	4.71	January	3.09	January	5.59	January	3.46	January	4.95	January	3.73
February	3.49	February	3.06	February	4.70	February	3.59	February	4.67	February	3.83
March	3.95	March	3.05	March	4.08	March	3.56	March	4.70	March	3.74
April	3.38	April	3.23	April	3.70	April	3.36	April	4.70	April	3.67
May	3.59	May	4.21	May	4.41	May	3.38	May	4.42	May	3.72
June	3.86	June	3.82	June	4.23	June	3.45	June	4.06	June	4.02
July	2.80	July	4.13	July	3.74	July	3.56	July	3.63	July	4.15
August	2.85	August	4.22	August	3.81	August	3.74	August	3.67
September	2.35	September	4.90	September	3.73	September	3.77	September	3.78
October	2.50	October	5.03	October	3.67	October	3.89	October	3.75
November	3.10	November	5.33	November	3.75	November	4.07	November	3.73
December	2.89	December	5.22	December	4.06	December	4.32	December	3.76

The closing price on August 9, 2007 was $3.96.

TELLABS INC. (TLAB)

Tellabs, Inc. engages in the design, development, deployment, and support of telecommunications networking products worldwide. The company has three segments: Broadband, Transport, and Services. The Broadband segment includes access, managed access, and data product portfolios that facilitate the delivery of bundled voice, video, and high-speed Internet/data services over copper-based and/or fiber-based networks. The Transport segment consists of solutions that enable service providers to transport service and manage optical bandwidth by adding capacity when and where it's needed. The Services segment delivers deployment, support, professional consulting, training, and systems integration services to the company's customers. These services support various phases of the network, which include planning, building, and operating.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	15.46	January	7.79	January	9.76	January	7.12	January	12.79	January	10.07
February	10.26	February	6.09	February	9.66	February	7.10	February	14.69	February	10.48
March	10.47	March	5.79	March	8.66	March	7.30	March	15.90	March	9.90
April	8.49	April	6.15	April	8.73	April	7.76	April	15.85	April	10.62
May	9.66	May	7.92	May	7.94	May	8.23	May	14.30	May	10.95
June	6.20	June	6.56	June	8.74	June	8.70	June	13.31	June	10.76
July	5.73	July	6.61	July	8.91	July	9.72	July	9.40	July	11.35
August	5.65	August	6.49	August	9.07	August	8.86	August	10.19
September	4.07	September	6.81	September	9.19	September	10.52	September	10.96
October	7.68	October	7.53	October	8.00	October	9.56	October	10.54
November	8.87	November	8.01	November	8.55	November	10.26	November	10.04
December	7.27	December	8.41	December	8.59	December	10.90	December	10.26

The closing price on August 9, 2007 was $10.08.

1,000,000,000 Depositary Receipts
Broadband HOLDRSSM Trust

P R O S P E C T U S

August 14, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or preceding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(iv)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(v)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(vi)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(vii)
For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(viii)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, August 14, 2007.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:                                    *

Name:   Joseph F. Regan
Title:     First Vice President, Chief Financial Officer
              and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities indicated on August 14, 2007.

	Signature	Title

	*	Chief Executive Officer,
	Robert J. McCann	Chairman of the Board

	*	Director and Senior Vice President
Carlos M. Morales

	*	Director and Senior Vice President
Candace E. Browning

	*	Director and Executive Vice President
Gregory J. Fleming

	*	First Vice President, Chief Financial Officer and Controller
Joseph F. Regan

*By:	/s/ Mitchell M. Cox	Attorney-in-Fact
Mitchell M. Cox

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 22, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on March 15, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*4.2
Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Broadband HOLDRS Receipts, filed on March 15, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on March 15, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on form S-1 for Broadband HOLDRS.

*24.1	Power of Attorney (included in Part II of the Registration Statement), filed on February 28, 2000 as part of the registration statement filed on form S-1 for Broadband HOLDRS.

*24.2	Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*24.3	Power of Attorney of John J. Fosina, E. Stanley O’Neal, Thomas A. Patrick and Dominic A. Carone.

*24.4	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.5	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.6	Power of Attorney of Robert J. McCann and Joseph F. Regan.

*Previously filed.